SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2005

CRUZAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13453	59-1284057
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL		33401
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CRUZAN INTERNATIONAL, INC.

FORM 8-K

CURRENT REPORT

Item 8.01                                             Other Events.

On June 22, 2005, Cruzan International, Inc. (the “Company”) issued a press release announcing that the exercise period for the Company’s rights offering expired as of 5:00 p.m. Eastern Time on Tuesday, June 21, 2005.  The fully subscribed offering resulted in the issuance of 408,787 additional shares of common stock and gross proceeds to the Company of approximately $5.686 million, before deducting fees and expenses.  The Company anticipates using the net proceeds from the rights offering to pay down a portion of its bank credit facility.

A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

99.1                           The Company’s Press Release, dated June 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUZAN INTERNATIONAL, INC.

Date:	June 24, 2005	By:	/s/ Ezra Shashoua
Ezra Shashoua
Executive Vice President and
Chief Financial Officer